Exhibit 10.2

GLOBAL MEDICAL REIT INC.

2016 EQUITY INCENTIVE PLAN

LTIP UNIT AWARD AGREEMENT

Long-Term Incentive Award (Time-Vesting)

Name of Grantee:	________________
Number of LTIP Units:	________________
Grant Date (Closing Date):	________________
Final Acceptance Date:	________________

Pursuant to the Global Medical REIT Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”), and the Agreement of Limited Partnership, dated as of March 14, 2016 (as amended from time to time, the “Partnership Agreement”), of Global Medical REIT L.P., a Delaware limited partnership (“GMR OP”), Global Medical REIT Inc., a Maryland corporation (the “Company”) and the sole member of Global Medical REIT GP LLC, a Delaware limited liability company, the general partner of GMR OP (the “General Partner”), and for the provision of services to or for the benefit of GMR OP in a partner capacity or in anticipation of being a partner, hereby grants to the Grantee named above an Other Equity-Based Award (as defined in the Plan) in the form of, and by causing GMR OP to issue to the Grantee named above, the number of LTIP Units specified above having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement (the “Award”). Upon acceptance of this LTIP Unit Vesting Agreement (this “Agreement”), the Grantee shall receive, subject to Section 1 and 2 below, the number of LTIP Units specified above, subject to the restrictions and conditions set forth herein and in the Partnership Agreement. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Partnership Agreement, attached hereto as ANNEX A, or the Plan, as applicable, unless a different meaning is specified herein.

1.Acceptance of Agreement. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by (a) signing and delivering to GMR OP, a copy of this Agreement and (b) unless the Grantee is already a Limited Partner, signing, as a Limited Partner, and delivering to GMR OP a counterpart signature page to the Partnership Agreement. Upon acceptance of this Agreement by the Grantee, subject to Section 2 below, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted. Thereupon, the Grantee shall have all the rights of a Limited Partner with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 3 below.

2.Restrictions and Conditions.

a.The records of GMR OP evidencing the LTIP Units granted herein shall bear an appropriate legend, as determined by GMR OP in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

b.LTIP Units granted herein may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by the Grantee prior to vesting as contemplated in Section 3 or 4 of this Agreement.

c.Subject to the provisions of Section 4 below, any LTIP Units (and the proportionate amount of the Grantee’s Capital Account balance attributable to such LTIP Units) subject to this Award that have not become vested on or before the date that the Grantee’s employment with the Company and its Affiliates terminates shall be forfeited as of the date that such employment terminates.

3.  Vesting of LTIP Units. The restrictions and conditions in Sections 2(b) and 2(c) of this Agreement shall lapse with respect to the LTIP Units granted herein in the amounts and on the Vesting Date specified below (the “Vesting Date”):

Portion of Award to Vest	Vesting Date

Total: 100% of Award

4.Acceleration of Vesting in Special Circumstances:  ___ of the LTIP Units granted herein shall automatically become vested on the date specified below if the Grantee remains in the continuous employ of the Company or an Affiliate from the Grant Date until such date:

a.the Grantee’s employment with the Company and its Affiliates  ends on account of the Grantee’s termination of employment by the Company and its Affiliates: (i) without Cause [(as defined in that certain Employment Agreement by and between Inter-American  Management LLC and [    ], dated as of [      ] (the “Employment Agreement”)][(as defined in the Inter-American Management LLC Severance Plan and Summary Plan Description, dated July 9, 2020 (the “Severance Plan”)] (ii) by the Grantee for Good Reason ([as defined in the Employment Agreement][as defined herein]); provided that the Grantee executes the Release ([as defined in Section 7(f)(i) of the Employment Agreement][as defined in Section 5 of the Severance Plan]) on or before the Release Expiration Date ([as defined in Section 7(f)(v) of the Employment Agreement][as defined in Section 5 of the Severance Plan]), and does not revoke such Release within any time provided in such Release to do so, (iii) due to the Grantee’s death or Disability (as defined in [the Employment Agreement][Severance Plan]) or (iv) a result of the Grantee’s Retirement (as defined herein) (each, a “Qualified Termination”)

b.In the event of a termination of the Grantee’s employment other than a Qualified Termination, all LTIP Units except for those that have previously become vested pursuant to Section 3 or 4 hereof shall, without payment of any consideration by the Partnership, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such LTIP Units.

c.[“Good Reason” means: (i) a material diminution in the Grantee’s base salary; (ii) a material diminution or adverse change in the Grantee’s title, duties or authority; (iii) a material breach by the Company or GMR OP of any of its covenants or obligations under this Agreement; or (iv) the relocation of the geographic location of the Grantee’s principal place of employment by more than 50 miles from the location of the Grantee’s principal place of employment as of the Grant Date; provided that, in the case of the Grantee’s allegation of Good Reason, (A) the condition described in the foregoing clauses must have arisen without the Grantee’s consent; (B) the Grantee must provide written notice to GMR OP of such condition in accordance with the Agreement within 45 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by GMR OP; and (D) the Grantee’s date of termination must occur within 60 days after such notice is received by GMR OP.]

d.“Retirement” means: retirement from employment with the Company and its Affiliates, but only to the extent the Grantee is at least __ years old at the time of such retirement and has been employed with the Company or an Affiliate for at least __ years prior to the date of such retirement.

Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 4 and the Employment Agreement, the terms of the Employment Agreement shall control.

5. Merger-Related Action. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding Common Stock is exchanged for securities, cash, or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board, or the board of trustees or directors of any corporation assuming the obligations of the Company (the “Acquiror”), may, in its discretion, take any one or more of the following actions, as to the outstanding LTIP Units subject to this Award: (i) provide that such LTIP Units shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), and/or (ii) upon prior written notice to the LTIP Unitholders (as defined in the Partnership Agreement) of not less than __ days, provide that such LTIP Units shall terminate immediately prior to the consummation of the Transaction. The right to take such actions (each, a “Merger-Related Action”) shall be subject to the following limitations and qualifications:

a. if all LTIP Units awarded to the Grantee hereunder are eligible, as of the time of the Merger-Related Action, for conversion into Common Units (as defined in and in accordance with the Partnership Agreement) and the Grantee is afforded the opportunity to effect such conversion and receive, in consideration for the Common Units into which his LTIP Units shall have been converted, the same kind and amount of consideration as other holders of Common Units in connection with the Transaction, then Merger-Related Action of the kind specified in (i) or (ii) above shall be permitted and available to the Company and the Acquiror;

b.if some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and the acquiring or succeeding entity is itself, or has a subsidiary which is organized as a partnership or limited liability company (consisting of a so-called “UPREIT” or other structure substantially similar in purpose or effect to that of the Company and GMR OP), then Merger-Related Action of the kind specified in clause (i) of this Section 5 above must be taken by the Acquiror with respect to all LTIP Units subject to this Award which are not so convertible at the time, whereby all such LTIP Units covered by this Award shall be assumed by the acquiring or succeeding entity, or equivalent awards shall be substituted by the acquiring or succeeding entity, and the acquiring or succeeding entity shall preserve with respect to the assumed LTIP Units or any securities to be substituted for such LTIP Units, as far as reasonably possible under the circumstances, the distribution, special allocation, conversion and other rights set forth in the Partnership Agreement for the benefit of the LTIP Unitholders; and

c.if some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and after exercise of reasonable commercial efforts the Company or the Acquiror is unable to treat the LTIP Units in accordance with Section 5(b), then Merger-Related Action of the kind specified in clause (ii) of this Section 5 above must be taken by the Company or the Acquiror, in which case such action shall be subject to a provision that the settlement of the terminated award of LTIP Units which are not convertible into Common Units requires a payment of the same kind and amount of consideration payable in connection with the Transaction to a holder of the number of Common Units into which the LTIP Units to be terminated could be converted or, if greater, the consideration payable to holders of the number of common shares into which such Common Units could be exchanged (including the right to make elections as to the type of consideration) if the Transaction were of a nature that permitted a revaluation of the Grantee’s capital account balance under the terms of the Partnership Agreement, as determined by the Committee in good faith in accordance with the Plan.

6.Distributions. Upon the issuance of the LTIP Units pursuant to Section 1 hereof, distributions on the LTIP Units shall be paid currently to the Grantee in accordance with the terms of the Partnership Agreement. The right to distributions set forth in this Section 6 shall be deemed a Dividend Equivalent Right for purposes of the Plan.

7.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to all of the terms and conditions of the Plan and the Partnership Agreement.

8.Covenants. The Grantee hereby covenants as follows:

a.So long as the Grantee holds any LTIP Units, the Grantee shall disclose to GMR OP in writing such information as may be reasonably requested with respect to ownership of LTIP Units as GMR OP may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to GMR OP or to comply with requirements of any other appropriate taxing authority.

b.The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and the Company hereby consents thereto.. The Grantee agrees to file a completed, executed copy of the election form attached hereto as ANNEX B (or to permit GMR OP to file such election on the Grantee’s behalf) within thirty (30) days after the date that LTIP Units are issued to the Grantee pursuant to Section 2 of this Agreement with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

c.The Grantee hereby agrees that it does not have the intention to dispose of the LTIP Units subject to this Award within two years of receipt of such LTIP Units. GMR OP and the Grantee hereby agree to treat the Grantee as the owner of the LTIP Units from the Grant Date. The Grantee hereby agrees to take into account the distributive share of GMR OP income, gain, loss, deduction, and credit associated with the LTIP Units in computing the Grantee’s income tax liability for the entire period during which the Grantee has the LTIP Units.

d.The Grantee hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal tax purposes. In the event that those proposed regulations are finalized, the Grantee hereby agrees to cooperate with GMR OP in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.

e.The Grantee hereby recognizes that changes in applicable law may affect the federal tax consequences of owning and disposing of LTIP Units.

9.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution, without the prior written consent of the Company.

10.Amendment. The Grantee acknowledges that the Plan may be amended or canceled or terminated in accordance with Article XVIII thereof and that this Agreement may be amended or cancelled by the Committee, on behalf of GMR OP, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. The provisions of Section 4 of this Agreement applicable to the termination of the LTIP Units covered by this Award in connection with a Transaction (as defined in Section 5 of this Agreement) shall apply, mutatis mutandi to amendments, discontinuance or cancellation pursuant to this Section 10 or the Plan.

11.No Obligation to Continue Employment. Neither the Company nor any one of its Affiliates is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or its Affiliates to terminate the employment of the Grantee at any time.

12.Notices. Notices hereunder shall be mailed or delivered to GMR OP at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with GMR OP or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

13.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles. The parties agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of Delaware and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within Delaware.

[Signatures appear on following page.]

GLOBAL MEDICAL REIT INC.
a Maryland corporation

Name:
Title:
Date:

GLOBAL MEDICAL REIT L.P.
a Delaware limited partnership

By:	GLOBAL MEDICAL REIT GP LLC
its general partner

By:	GLOBAL MEDICAL REIT INC.
its sole member

Name:
Title:
Date:

The foregoing agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Grantee.

Date:
Grantee’s Signature

Grantee’s name and address:
Name:

Address:

[Signature page to LTIP Unit Vesting Agreement]

ANNEX A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee desiring to become one of the within named Partners of Global Medical REIT L.P. (“GMR OP”), hereby becomes a party to the Agreement of Limited Partnership (as amended from time to time, the “Partnership Agreement”) of GMR OP, by and among Global Medical REIT GP LLC, as general partner (the “General Partner”), and the Limited Partners, effective as of the Grant Date (as specified in the LTIP Unit Vesting Agreement, dated [     ], among the Grantee, Global Medical REIT Inc. and GMR OP). The Grantee agrees to be bound by the Partnership Agreement. The Grantee also agrees that this signature page may be attached to, and hereby authorizes the General Partner to attach this signature page to, any counterpart of the Partnership Agreement.

Date:
Signature of Limited Partner

Limited Partner’s name and address:
Name:
Address:

Annex A

ANNEX B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(b)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.		The name, address and taxpayer identification number of the undersigned are:
Name: _______________________________________ (the “Taxpayer”)

	Address:	______________________________________
______________________________________
______________________________________

Social security number: ___________________________

2.		Description of property with respect to which the election is being made:

LTIP Units (the “LTIP Units”) in Global Medical REIT L.P. (“GMR OP”).

3.		The date on which the LTIP Units were transferred is [ ]. The taxable year to which this election relates is calendar year ____.

4.		The LTIP Units are subject to the following restrictions:

(a) The LTIP Units are subject to a substantial risk of forfeiture and are nontransferable on the date of transfer.

(b) The Taxpayer’s LTIP Units vest and become transferable based on the Taxpayer’s continued employment.

5.

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0.00 per LTIP Unit.

6.		The amount paid by the Taxpayer for the LTIP Units was $0.00 per LTIP Unit.

7.		The amount to include in gross income is $0.00.

8.		A copy of this statement has been furnished to GMR OP and to its general partner, Global Medical REIT GP LLC.

[Signature Page Follows]

Signature Page to Annex B

Dated: _________
Signature of the Taxpayer

Taxpayer’s name and address:

Name:
Address:

The undersigned hereby consents to the making, by the undersigned’s spouse, of the foregoing election pursuant to Section 83(b) of the Code.

Dated: _________
Signature of the Taxpayer’s Spouse

Spouse’s name and address:

Name:
Address:

Signature Page to Annex B